UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

FTI CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Initial Purchase under Tender Offer for 2013 Notes

On September 28, 2010, FTI Consulting, Inc. (the “FTI”) announced that it has accepted for purchase $185,827,000 aggregate principal amount of its 7 5/8% Senior Notes due 2013 (the “2013 Notes”) representing all such 2013 Notes that were validly tendered and not validly withdrawn at or prior to the consent payment deadline pursuant to FTI’s previously announced cash offer to purchase (“Tender Offer”) any and all of its outstanding 2013 Notes. FTI also received consents from holders of the required majority of the principal amount of the 2013 Notes to, among other modifications, eliminate substantially all of the restrictive covenants and certain events of default in the Indenture governing the 2013 Notes (the “2013 Notes Indenture”). In connection with the offer to purchase and consent solicitation, on September 28, 2010, FTI, the guarantors party thereto and Wilmington Trust Company, as trustee, entered into the Tenth Supplemental Indenture (the “Tenth Supplemental Indenture”) to the 2013 Notes Indenture. A copy of the Tenth Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

In connection with the Tender Offer, FTI entered into a dealer manager and solicitation agent agreement with the dealer manager, which, among of things, includes customary representations and warranties and other terms and conditions customary in agreements of this type, including customary indemnification and contribution obligations, and provides for the payment of customary fees.

“Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is hereby incorporated by reference into this “Item 1.01 Entry into a Material Definitive Agreement.”

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement (as defined below), on September 27, 2010, FTI refinanced its existing Amended and Restated Credit Agreement, dated as of September 29, 2006, by and among FTI, as borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended and restated, the “Former Credit Agreement”) and related agreements and documents. The Former Credit Agreement provided for a five-year $175.0 million senior secured revolving line of credit. FTI did not incur any early termination or prepayment penalties in connection with the replacement of the Former Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance of 2020 Notes and Entry into 2020 Notes Indenture

On September 27, 2010, FTI completed its previously announced private offering (the “Offering”) of $400.0 million aggregate principal amount of 6 3/4% Senior Notes due 2020 (the “2020 Notes”), pursuant to the Purchase Agreement, dated September 16, 2010 (the “Purchase Agreement”), among FTI, the guarantors party thereto and the representative of the several initial purchasers named therein. The Purchase Agreement includes the terms and conditions of the offer and sale of the 2020 Notes, customary representations and warranties and other terms and conditions customary in agreements of this type, including customary indemnification and contribution obligations, and provides for the payment of customary commissions and discounts.

FTI used approximately $193.9 million of the net proceeds from the Offering to fund the purchase of the 2013 Notes and the related consent payments. FTI expects to use the remaining net proceeds from the Offering to fund the purchase price of any additional 2013 Notes that are validly tendered pursuant to the Tender Offer, to redeem any and all of the 2013 Notes that remain outstanding following the consummation of the Tender Offer and for general corporate purposes, which could include working capital, share repurchases, capital expenditures, acquisitions, refinancing of other debt or other capital transactions.

The 2020 Notes were issued pursuant to an Indenture, dated as of September 27, 2010 (the “2020 Notes Indenture”), among FTI, the guarantors party thereto and Wilmington Trust Company, as trustee.

The 2020 Notes bear interest at the rate of 6 3/4% per annum, payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing on April 1, 2011. Each interest payment will be made to the persons who are registered holders of the 2020 Notes on the immediately preceding March 15 and September 15, respectively. The 2020 Notes will mature on October 1, 2020.

The obligations under the 2020 Notes are fully and unconditionally guaranteed, jointly and severally, by substantially all of FTI’s existing, direct and indirect, domestic restricted subsidiaries and will be guaranteed by future, direct and indirect, domestic restricted subsidiaries of FTI, subject to certain exceptions.

The 2020 Notes and the guarantees are FTI’s and the guarantors’ general unsecured senior obligations. The indebtedness evidenced by the 2020 Notes and the guarantees (i) rank equally in right of payment with all of FTI’s and the guarantors’ existing and future senior indebtedness, (ii) rank senior in right of payment to any existing and future subordinated indebtedness, (iii) are effectively junior to all of FTI’s and the guarantors’ secured debt, including the Credit Agreement (as defined below), to the extent of the value of the collateral securing such indebtedness, and (iv) are structurally subordinated to all existing and future indebtedness and other liabilities of any current and future non-guarantor subsidiaries (other than indebtedness and liabilities owed to FTI or one of its guarantor subsidiaries).

At any time prior to October 1, 2015, FTI may redeem the 2020 Notes, in whole or in part, at a price equal to 100% of the principal amount plus an applicable “make-whole” premium and accrued and unpaid interest to the redemption date. In addition, at any time prior to October 1, 2013, FTI may use the net proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the 2020 Notes at a redemption price equal to 106.750% of the principal amount, plus accrued and unpaid interest, if any; provided, that (i) at least 65% of the aggregate principal amount of 2020 Notes originally issued remains outstanding immediately after the occurrence of any such redemption and (ii) that any such redemption occurs within 90 days following the closing of any such offering. FTI may also redeem the 2020 Notes, in whole or in part, at any time and from time to time on or after October 1, 2015 at an initial redemption price of 103.375% of their aggregate principal amount, plus accrued and unpaid interest, if any. The redemption price will decline to 102.250%, 101.125% and 100.000% of their aggregate principal amount, plus accrued and unpaid interest, if any, on October 1, 2016, October 1, 2017 and October 1, 2018, respectively.

If FTI experiences certain types of changes of control, it will be required to offer to repurchase the 2020 Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The 2020 Notes Indenture contains covenants, subject to important exceptions and qualifications, that limit FTI’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) make certain restricted payments; (iii) create or incur certain liens; (iv) create restrictions on the payment of dividends or other distributions to FTI from FTI’s restricted subsidiaries; (v) engage in certain sale and leaseback transactions; (vi) transfer all or substantially all of FTI’s assets or the assets of any restricted subsidiary or enter into merger or consolidation transactions with third parties; and (vii) engage in certain transactions with affiliates. Subject to certain limitations, certain covenants will cease to apply to the 2020 Notes at all times after the 2020 Notes obtain investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services.

The 2020 Notes Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the 2020 Notes then outstanding may declare the unpaid principal of the 2020 Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events in bankruptcy, insolvency or reorganization affecting FTI, the principal amount of the 2020 Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

In connection with the offering, FTI and the guarantors entered into a Registration Rights Agreement, dated as of September 27, 2010 (the “Registration Rights Agreement”), with Banc of America Securities LLC, as the representative of the several initial purchasers, relating to the 2020 Notes. Pursuant to the Registration Rights Agreement, FTI and the guarantors have agreed to file an exchange offer registration statement and to undertake an offer to exchange the 2020 Notes for notes with substantially identical terms that are registered under the Securities Act of 1933, as amended (the “Securities Act”). Specifically, FTI has agreed to (a) file an exchange offer registration statement within 180 days of the issue date of the 2020 Notes, (b) use its best efforts to have the exchange offer registration statement declared effective within 240 days of the issue date, and (c) complete the exchange offer within 30 business days of effectiveness. FTI has also agreed to file a shelf registration statement to cover resales of the 2020 Notes under certain circumstances. If FTI fails to satisfy its obligations under the Registration Rights Agreement, FTI will be required to pay additional interest to holders of the 2020 Notes under certain circumstances.

The Trustee may, from time to time, perform services for FTI and FTI’s affiliates in the ordinary course of the Trustee’s business, for which it has received, or will receive, customary fees and expenses.

The 2020 Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The 2020 Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration, or an applicable exemption from the Securities Act, applicable state securities or blue sky laws, and may not be sold in other jurisdictions without an exemption from applicable registration requirements under foreign securities laws. This report shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities nor shall there be any sale of the 2020 Notes in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

The forgoing description of the issuance, sale and terms of the 2020 Notes, and of the 2020 Notes Indenture and Registration Rights Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the 2020 Notes Indenture and Registration Rights Agreement entered into in connection therewith. The 2020 Notes Indenture and Registration Rights Agreement are attached hereto as Exhibits 4.2 and 4.5, respectively, and are incorporated herein by reference.

Entry into Credit Agreement

On September 27, 2010, FTI, entered into a Credit Agreement (the “Credit Agreement”) among FTI, as borrower, certain subsidiaries of FTI, as guarantors, the lenders party thereto, and Bank of America, N.A., as administrative agent. The revolving credit facility consists of a $250.0 million senior secured revolving line of credit maturing on September 25, 2015. Subject to certain conditions, at any time prior to maturity, FTI will be able to invite existing and new lenders to increase the size of the facility up to a maximum of $325.0 million.

The obligations of FTI under the Credit Agreement are guaranteed by substantially all of FTI’s domestic subsidiaries and secured by substantially all of FTI’s and its domestic subsidiaries’ assets (including 65% of the issued and outstanding voting stock of foreign subsidiaries owned by a domestic subsidiary), pursuant to the terms of a Security Agreement, dated as of September 27, 2010 (the “Security Agreement”), among the grantors party thereto and Bank of America, N.A., as administrative agent for the holders of the secured obligations, and a Pledge Agreement, dated as of September 27, 2010 (the “Pledge Agreement”), among the pledgors party thereto and Bank of America, N.A., as administrative agent for the holders of the secured obligations.

Interest on the borrowings under the Credit Agreement is payable, at the option of FTI, at either a “Base Rate” or a “Eurocurrency rate,” in each case plus an applicable margin. Borrowings under the Credit Agreement may be used for general corporate purposes of FTI and its subsidiaries, including capital expenditures and permitted acquisitions, subject to certain limitations.

The Credit Agreement contains customary financial, affirmative and negative covenants for a senior secured credit agreement. These include negative covenants that, subject to exceptions, limit FTI’s ability and the ability of FTI’s subsidiaries to, among other things: (i) create, incur, assume or suffer to exist liens; (ii) make investments and loans; (iii) create, incur, assume or suffer to exist additional indebtedness or guarantees; (iv) engage in mergers, acquisitions, consolidations, sale-leasebacks and other asset sales and dispositions; (v) pay dividends or redeem or repurchase FTI’s capital stock; (vi) alter the business that FTI and its subsidiaries conduct; (vii) engage in certain transactions with affiliates; (viii) modify the terms of certain indebtedness, including certain terms of the indentures governing FTI’s 3 3/4 Senior Subordinated Convertible Notes due 2012 (the “Convertible Notes”), the 2013 Notes, the 2016 Notes and the 2020 Notes; (ix) repay, redeem or purchase certain indebtedness, including the Convertible Notes, the 2013 Notes, the 2016 notes and the 2020 Notes; and (x) make material changes to accounting and reporting practices. In addition, the Credit Agreement includes financial covenants that require us to maintain (i) a maximum leverage ratio (the ratio of funded debt to adjusted EBITDA), (ii) a maximum senior secured leverage ratio (the ratio of secured funded debt to adjusted EBITDA), (iii) a minimum fixed charge coverage ratio (the ratio of adjusted EBITDA minus capital expenditures and cash taxes to cash interest plus scheduled funded debt payments), and (iv) commencing December 31, 2011, minimum liquidity (the sum of the amount of cash and cash equivalents on-hand and available unused revolving credit commitments) of at least 115% of the aggregate outstanding principal amount of Convertible Notes.

The Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the facility to be in full force and effect, and change of control. If an event of default occurs under the Credit Agreement, the agents and lenders under the Credit Agreement will be entitled to take various actions, including accelerating amounts due under the revolving credit facility, and all actions permitted to be taken by a secured creditor.

The forgoing description of the Credit Agreement, the Security Agreement and Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, the Security Agreement and Pledge Agreement. The Credit Agreement, the Security Agreement and Pledge Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

“Item 1.01 Entry into a Material Definitive Agreement—Initial Purchase under Tender Offer for 2013 Notes” is hereby incorporated by reference into this “Item 3.03 Material Modification to Rights of Security Holders.”

Item 8.01	Other Events.

On September 27, 2010, FTI issued a press release announcing that it has completed its previously announced private offering of $400 million aggregate principal amount of 2020 Notes.

In addition, on September 27, 2010, FTI issued a press release announcing that it has entered into a new five-year $250 million Credit Agreement, which refinances its existing $175 million Former Credit Agreement that was set to mature on September 30, 2011.

On September 28, 2010, FTI issued a press release announcing that it has (i) accepted for purchase $185,827,000 aggregate principal amount of its 2013 Notes, representing all such 2013 Notes that were validly tendered and not validly withdrawn at or prior to the consent payment deadline pursuant to FTI’s previously announced cash offer to purchase any and all of its outstanding 2013 Notes, and (ii) received sufficient consents to approve the proposed amendments to the 2013 Notes Indenture that, among other modifications, eliminate substantially all of the restrictive covenants and certain events of default in the 2013 Notes Indenture.

Copies of the press releases are filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Tenth Supplemental Indenture, dated September 28, 2010, among FTI Consulting, Inc., the guarantors party thereto and Wilmington Trust Company, as trustee, relating to FTI Consulting, Inc.’s 7 5/8%

Senior Notes due 2013

4.2	Indenture, dated September 27, 2010, among FTI Consulting, Inc., the guarantors party thereto and Wilmington Trust Company, as trustee, relating to FTI Consulting, Inc.’s 6 3/4% Senior Notes due 2020

4.3	Form of 6 3/4% Senior Notes due 2020 (included in Exhibit 4.2)

4.4	Form of Notation of Guarantee (included in Exhibit 4.2)

4.5	Registration Rights Agreement, dated September 27, 2010, among FTI Consulting, Inc., the guarantors party thereto and Banc of America Securities LLC

10.1

Credit Agreement, dated as of September 27, 2010, among FTI Consulting, Inc., the guarantors party thereto, the lenders and letter of credit issuers party thereto, and Bank of America, N.A., as administrative agent. Exhibits, schedules (or similar attachments) to the Credit Agreement are not filed. FTI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.2

Security Agreement, dated as of September 27, 2010, by and among grantors party thereto and

Bank of America, N.A., as administrative agent. Exhibits, schedules (or similar attachments) to the

Security Agreement are not filed. FTI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.3	Pledge Agreement, dated as of September 27, 2010, by and among pledgors party thereto and Bank of America, N.A., as administrative agent

99.1	Press Release of FTI Consulting, Inc. dated September 27, 2010, announcing new Credit Agreement

99.2	Press Release of FTI Consulting, Inc. dated September 27, 2010, announcing closing of 2020 Notes Offering

99.3	Press Release of FTI Consulting, Inc. dated September 28, 2010, announcing initial payment date for 2013 Notes Tender Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Executive Vice President, General Counsel and Chief Ethics Officer

Date: September 28, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1

Tenth Supplemental Indenture, dated September 28, 2010, among FTI Consulting, Inc., the guarantors party thereto and Wilmington Trust Company, as trustee, relating to FTI Consulting, Inc.’s 7 5/8%

Senior Notes due 2013

4.2	Indenture, dated September 27, 2010, among FTI Consulting, Inc., the guarantors party thereto and Wilmington Trust Company, as trustee, relating to FTI Consulting, Inc.’s 6 3/4% Senior Notes due 2020

4.3	Form of 6 3/4% Senior Notes due 2020 (included in Exhibit 4.2)

4.4	Form of Notation of Guarantee (included in Exhibit 4.2)

4.5	Registration Rights Agreement, dated September 27, 2010, among FTI Consulting, Inc., the guarantors party thereto and Banc of America Securities LLC

10.1

Credit Agreement, dated as of September 27, 2010, among FTI Consulting, Inc., the guarantors party thereto, the lenders and letter of credit issuers party thereto, and Bank of America, N.A., as administrative agent. Exhibits, schedules (or similar attachments) to the Credit Agreement are not filed. FTI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.2

Security Agreement, dated as of September 27, 2010, by and among grantors party thereto and

Bank of America, N.A., as administrative agent. Exhibits, schedules (or similar attachments) to the

Security Agreement are not filed. FTI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.3	Pledge Agreement, dated as of September 27, 2010, by and among pledgors party thereto and Bank of America, N.A., as administrative agent

99.1	Press Release of FTI Consulting, Inc. dated September 27, 2010, announcing new Credit Agreement

99.2	Press Release of FTI Consulting, Inc. dated September 27, 2010, announcing closing of 2020 Notes Offering

99.3	Press Release of FTI Consulting, Inc. dated September 28, 2010, announcing initial payment date for 2013 Notes Tender Offer